EXHIBIT 10.46

Master Relationship Termination Agreement
Multiple CPI Locations

THIS MASTER RELATIONSHIP TERMINATION AGREEMENT (“Agreement”) is made and entered into by and between WAL-MART STORES EAST, LP, individually and only as to Stores owned, leased, or operated in AL, CT, DC, DE, FL, GA, IN, KY, ME, MD, MA, MI, MS, MO, NH, NJ, NM, NY, NC, OH, OK, PA, RI, SC, TN, VT, VA, WI, WV; WAL-MART STORES, INC., individually and only as to Stores owned or leased in AK, AZ, CA, CO, HI, ID, IL, IA, KS, MN, MT, NE, NV, ND, OR, SD, UT, WA, WY; WAL-MART LOUISIANA, LLC, individually and only as to Stores owned or leased in Louisiana; and WAL-MART STORES TEXAS, LLC, individually and only as to Stores owned or leased in Texas; and WAL-MART STORES ARKANSAS, LLC, and only as to Stores owned or leased in Arkansas (each referred to as “Retailer” for purposes of this Agreement as it applies to a particular location and collectively hereinafter referred to as “Wal-Mart” or “Retailer”) and CPI Corp. (“Licensee”). The effective date of this Agreement is April 17, 2012 (the “Effective Date).

WHEREAS, Wal-Mart and CPI Corp., successor in interest to Portrait Corporation of America, Inc. entered into that certain Master Relationship Agreement, dated as of June 8, 2007, as subsequently amended (collectively, the “MRA ”);

WHEREAS, pursuant to the MRA, the parties agreed to attach a “License” for each individual location in which Licensee would lease a vestibule space from Wal-Mart;

WHEREAS, subject to the agreed upon conditions below, Retailer and Licensee desire to terminate the MRA only as it relates to the Licensed Spaces as described in Exhibit 1, attached hereto and made a part hereof by this reference (collectively the “ Licensed Spaces”); and

NOW, THEREFORE, for valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Licensee and Retailer hereby agree as follows:

1.The MRA shall be terminated and cancelled, only as it pertains to the Licensed Spaces, effective 11:59 p.m. (Pacific Time) April 17, 2012 (the “Termination Date”). The Licensed Spaces shall be surrendered to Retailer no later than 11:59 p.m. (Pacific Time) April 21, 2012 (the “Vacate Date”).

1.2    Licensee shall be responsible for and shall pay Retailer all License Fees and other charges and fees due and owing under the MRA accruing through the Termination Date.

1.3    Notwithstanding anything to the contrary contained elsewhere in this Agreement, nothing in this Agreement nor any act or omission by Retailer or its attorneys is intended or should be deemed to be a waiver, alteration, accord, satisfaction, novation, composition or modification of the MRA or any rights or remedies that Retailer may have in collecting all License Fees and other charges and fees due and owing under the MRA accruing through the Termination Date, and all such rights or remedies, whether at law or equity, are hereby expressly reserved.

1.4    In addition to all License Fees and other fees accruing under the MRA through the Termination Date, Licensee agrees to pay Retailer a one-time settlement fee / Licensee improvement reimbursement of seventeen thousand twenty-eight dollars and zero cents ($17,028.00).

1.5    Licensee shall remove Licensee's furniture, fixtures, equipment, and personal property and return the Licensed Spaces in broom clean condition by the Vacate Date. Licensee shall coordinate with Retailer's Store Manager the schedule for removal so as not to interfere with store operations and customer traffic. Licensee shall repair any damage to the Store caused by removal of such equipment, fixtures and equipment.

1.6     Licensee shall remove all of Licensee's bulkhead, interior and exterior signage, repair any damage caused by the removal of such signage, and repaint the bulkhead by the Termination Date.

1.7     From and after the Termination Date, the Licensee does hereby forever and unconditionally waive and relinquish Licensee's right to use, occupy, and possess the Licensed Spaces under the MRA .

1.8     From and after the Termination Date, Licensee and Retailer shall have no further obligations and liabilities, one to the other with respect to the Licensed Spaces, pursuant to the MRA and the terms and conditions contained therein, except as is specifically provided for in this Agreement.

1.9     Licensee, its agents, employees and contractor shall keep in strict confidence the terms of this Agreement.

1.10     Licensee acknowledges that Retailer is in full compliance with all provisions of the MRA as of the Termination Date. Licensee acknowledges and agrees that all of Licensee's indemnification obligations (and related warranties) contained in the MRA shall remain unimpaired and in full force and effect with respect to any Claims that may have arisen during the Licensee's use or occupancy of the Licensed Spaces.

1.11     No modification of this Agreement shall be valid or binding unless such modification is in writing, duly dated, and signed by both parties.

1.12     This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and all prior communications, oral or written, are without any force and effect as it is the specific intent of the parties that this Agreement alone sets forth the terms upon which the parties have mutually agreed. Each party specifically agrees that it enters into this Agreement based on its own understanding of the terms hereof and does not rely, in whole or part, on any interpretation or representation of the other party. Each party agrees that this Agreement is the result of good faith arms length negotiations.

1.13     This Agreement may be executed in one or more counterparts (including by facsimile or electronically), all parties need not be signatories to the same documents, and all counterpart-signed documents shall be deemed to be an original and one (1) instrument. Counterpart signatures received through facsimile transmission or electronic signature shall bind the party whose signature is so received as if such signature were an original.

(signature page to follow)

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year written below.

LICENSEE:                     RETAILER:

CPI CORP.                    WAL-MART STORES, INC.

By: /s/Dale Heins                By: /s/Don Ethridge
_________________________________        ____________________________________
Dale Heins                    Don Ethridge
Executive Vice President, Finance,        Senior Director
Chief Financial Officer and Treasurer         Date: April 20, 12012
Date: April 17, 2012
WAL-MART STORES EAST, LP
By: /s/Don Ethridge
____________________________________
Don Ethridge
Senior Director
Date: April 20, 2012

WAL-MART STORES ARKANSAS, LLC
By: /s/Don Ethridge
____________________________________
Don Ethridge
Senior Director
Date: April 20, 2012

WAL-MART STORES EAST, LP
By: /s/Don Ethridge
____________________________________
Don Ethridge
Senior Director
Date: April 20, 2012

WAL-MART LOUISIANA, LLC
By: /s/Don Ethridge
____________________________________
Don Ethridge
Senior Director
Date: April 20, 2012

WAL-MART STORES TEXAS, LLC
By: /s/Don Ethridge
____________________________________
Don Ethridge
Senior Director
Date: April 20, 2012

"Exhibit 1"

Store #	City	State	Sq Ft
1,824	YPSILANTI	MI	260
2,493	GRAND RAPIDS	MI	180
2,558	STERLING HEIGHTS	MI	216
2,567	GRANDVILLE	MI	216
1,593	COLDWATER	MI	390
3,328	GREENVILLE	MI	404
1,733	OWOSSO	MI	469
2,100	CHEBOYGAN	MI	497
1,423	SAINT JOHNS	MI	640
5,411	IONIA	MI	640